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Exhibit 4.1

NARRATIVE DESCRIPTION OF STONERIDGE, INC. COMMON SHARE CERTIFICATE

        Decorative engraving covers approximately 3" from the entire left edge of the share certificate (the "Certificate"). Centered in the top half of the engraved box is a vignette depicting the earth surrounded by 19 individuals depicting employees. Centered at the bottom of the engraving is a shaded box (approximately 1 1/4" x 1/2"), underneath is the text "American Bank Note Company."

      The top of the Certificate to the right of the decorative engraving described above, is covered by three boxes containing decorative engraving. The leftmost engraved box (approximately 1 3/4" x 1 1/2") includes a shaded box (approximately 1 3/4" x 1/2") at the bottom with the text "C". Above the shaded box is the text "NUMBER". Directly below this engraved box is the text "COMMON SHARES." The center engraved box is approximately 4 1/2" x 1 1/2". Directly below this engraved box is the text "INCORPORATED UNDER THE LAWS OF THE STATE OF OHIO." The rightmost engraved box (approximately 1 3/4" x 1 1/2") includes a shaded box (approximately 1 3/4" x 1/2") at the bottom. Above the shaded box is the text "SHARES". Directly below this engraved box is the text "COMMON SHARES."

        Centered in the top of the Certificate approximately 3/8" below the shaded areas is the text "STONERIDGE, INC." and "THIS CERTIFICATE IS TRANSFERABLE IN CLEVELAND, OH OR NEW YORK, NY" and to the right of the previous text is the text "CUSIP 86183P 10 2" and in small capital letters "SEE REVERSE FOR CERTAIN DEFINITIONS."

        Centered in the middle of the Certificate is a larger shaded box (approximately 8" x 2") and the text "This certifies that" in the top left hand corner of the shaded box and the text "is the owner of" in the bottom left hand corner of the shaded box.

        Below the large shaded box is the following text:

"FULLY PAID AND NON-ASSESSABLE COMMON SHARES, WITHOUT PAR VALUE, OF Stoneridge, Inc. transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar."

    The facsimile signatures of its duly authorized officers.

Dated [blank]
             /s/ Cloyd J. Abruzzo             /s/ Kevin P. Bagby
          PRESIDENT AND CHIEF                 CHIEF FINANCIAL
          EXECUTIVE OFFICER                   OFFICER AND TREASURER

        Centered in the bottom of the Certificate (approximately 1 1/4" in diameter) is the circular corporate seal of Stoneridge, Inc. containing the text: "Stoneridge, Inc." "Corporate Seal" "Ohio" and "1988."

        On the lower left hand side of the Certificate in small capital letters the following words appear: "COUNTERSIGNED AND REGISTERED," "NATIONAL CITY BANK (CLEVELAND, OHIO)" "TRANSFER AGENT AND REGISTRAR" "BY [BLANK] "and "AUTHORIZED SIGNATURE."
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        The back of the Certificate contains the following text:

                               STONERIDGE, INC.

The Corporation will mail to each shareholder without charge within five days after written request therefore a statement of the express terms including powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights. Any such request should be made to the Secretary of the Corporation at its principal place of business.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common       UNIF GIFT MIN ACT-   ____ Custodian ____
                                                         (Cust)         (Minor)
TEN ENT- as tenants by the entireties

JT TEN- as joint tenants with right              under Uniform Gifts to Minors
        of survivorship and not as
        tenants in common                        Act____________________
                                                      (State)

        Additional abbreviations may also be used though not in the above list.

    For value received, ___________________________ hereby sell, assign and transfer unto

(PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)

________________________________________________________________________________

________________________________________________________________________________
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE OF ASSIGNEE)

________________________________________________________________________________

________________________________________________________________________________

Common Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint _______________________________________ Attorney to transfer the said Common Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated _______________________________

                             ___________________________________________________

                        NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND
                                WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:

By___________________________
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE
GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS
AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED SIGNATURE MEDALLION
PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.